Exhibit 99.b(d)(47)

Schedule A
to the
Sub-Advisory Agreement
Between
SEI Investments Management Corporation
And
Lazard Asset Management LLC

As of December 14, 2020, amended as of June 22, 2023

SEI INSTITUTIONAL INVESTMENTS TRUST

World Equity Ex-US Fund
Screened World Equity Ex-US Fund
World Select Equity Fund

Schedule B

to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Lazard Asset Management LLC

Dated December 14, 2020, as amended April 1, 2022, December 13, 2022, and June 22, 2023

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

International Quality Growth Equity Mandate: World Equity Ex-US Fund, Screened World Equity Ex-US Fund, and World Select Equity Fund.

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust World Equity Ex-US, Screened World Equity Ex-US, and World Select Equity Funds and the average daily value of the Assets of any other international quality growth equity fund or account (each an “International Quality Growth Equity Fund,” collectively the “International Quality Growth Equity Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each International Quality Growth Equity Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the International Quality Growth Equity Funds managed by the Sub-Adviser (as set forth below).

[REDACTED]

As of the effective date of this Schedule B, the International Quality Growth Equity Funds are as follows:

•	SEI Institutional Investments Trust World Equity Ex-US Fund;
•	SEI Institutional Investments Trust Screened World Equity Ex-US Fund;
•	SEI Institutional Investments Trust World Select Equity Fund;
•	SEI Catholic Values Trust Catholic Values Equity Fund;
•	SGIF Global Select Fund; and
•	SGMF Global Equity Fund.

Global Momentum 130/30 Mandate: World Equity Ex-US Fund and Screened World Equity Ex-US Fund

The fee schedule below will be applied to the sum of the average daily value of the Assets of the SEI Institutional Investments Trust World Equity Ex-US and Screened World Equity Ex-US Funds and the average daily value of the Assets of any other global momentum 130/30 fund or account (each a “Global Momentum 130/30 Fund,” collectively the “Global Momentum 130/30 Funds”) to which the Sub-Adviser may now or in the future provide investment advisory/sub-advisory services. Each Global Momentum 130/30 Fund will be responsible for its pro rata portion of the total fee determined pursuant to this paragraph based on the relative values of the average daily Assets of the Global Momentum 130/30 Funds managed by the Sub-Adviser (as set forth below).

[REDACTED]

As of the effective date of this Schedule B, the Global Momentum 130/30 Funds are as follows:

•	SEI Institutional International Trust International Equity Fund;
•	SEI Institutional Investments Trust World Equity Ex-US Fund;
•	SEI Institutional Investments Trust Screened World Equity Ex-US Fund;
•	Canada International Equity;
•	SGIF Global Select Fund; and
•	SGMF Global Equity Fund.

SEI Investments Management Corporation		Lazard Asset Management LLC

By:	/s/ James Smigiel	By:	/s/ Nathan Paul

Name:	James Smigiel	Name:	Nathan Paul

Title:	Chief Investment Officer	Title:	Chief Operating Officer